CERTIFICATE OF AMENDMENT

                   OF RESTATED CERTIFICATE OF INCORPORATION OF

                                RAYTHEON COMPANY

         Raytheon  Company,  a corporation  organized and existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That at a regular meeting of the members of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The resolutions setting forth the proposed amendments are as follows:

                  RESOLVED, that, upon approval of the stockholders of the Corporation, the following changes (the "Charter Amendments") be made to the Corporation's Restated Certificate of Incorporation:

                  Section 1 of Article IV shall be amended to read in its entirety as follows:

                                    Each  share  of Class A  Common  Stock,  par
                           value $.01, of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into 1 fully paid and nonassessable share of Common Stock (as defined below) without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.

                                    Each  share  of Class B  Common  Stock,  par
                           value $.01, of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into 1 fully paid and nonassessable share of Common Stock without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.

                                    The   Corporation  is  authorized  to  issue
                           1,650,000,000 shares of capital stock of which (a) 1,450,000,000 shares shall be shares of Common Stock $.01 par value per share ("Common Stock") and (b) 200,000,000 shares shall be shares of Preferred Stock $.01 par value per share ("Preferred Stock").

                  Section 2 of Article IV be amended to read in its entirety as follows:

                           Common Stock. Except as provided herein, as otherwise provided by law or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, in each case acting by such vote as required under applicable law (or by such greater vote than would be required under applicable law as may be set forth herein or in the By-laws of the Corporation). Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class on all matters to be voted on by the Corporation's stockholders.

                           Subject to the rights of the holders of any class or series of outstanding Preferred Stock and subject to any other provisions hereof and applicable law, holders of Common Stock will be entitled to dividends and such other distributions in cash, securities or property of the Corporation as may be declared thereon by the Corporation's Board of Directors, out of funds legally available therefor, whether payable in cash, property or securities of the Corporation

         Section 3 of Article VI be amended to read in its entirety as follows:

                           Vacancies and newly created directorships. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, (i) vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, and not by the stockholders and (ii) newly created directorships resulting from any increase in the number of directors after the adoption of a resolution by a majority of the Whole Board in accordance with Section 1 of this Article VI shall be filled by the affirmative vote of the holders of Common Stock, voting in accordance with the provisions of Section 2 of Article IV.

                                    Any director  appointed in  accordance  with
                           clause (i) of the preceding sentence shall hold office until the next annual or special meeting of stockholders and until such director's successor shall have been duly elected and qualified. Any director elected in accordance with clause (ii) of the preceding sentence shall hold office for the remainder of the full term of the class of director in which the new directorship was created and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

         Section 4 of Article VI be amended to read in its entirety as follows:

                           Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of the shares of Common Stock, voting in accordance with the provisions of Section 2 of Article IV.

         Article VII be amended to read in its entirety as follows:

                           By-laws. The By-Laws may be altered or repealed and new By-Laws may be adopted (1) at any annual or special meeting of stockholders, by the affirmative vote of the holders of the shares of Common Stock voting in accordance with the provisions of Section 2 of Article IV; provided, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Whole Board.

         SECOND: That at the annual meeting of stockholders, said amendments were duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

         THIRD: That the certificate shall become effective at 6:02 p.m. New York City time on Monday, May 14, 2001, in accordance with the applicable provisions of Section 103 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Raytheon Company has caused this certificate to be signed by its Vice President and Secretary this 14th day of May, 2001.



                                         By: /s/ John W. Kapples
                                         Name: John W. Kapples
                                         Title: Vice President and Secretary